                                                                    EXHIBIT 10.7
                         MANUFACTURING, DISTRIBUTION
                         AND JOINT VENTURE AGREEMENT

                                   REDACTED


           MANUFACTURING, DISTRIBUTION AND JOINT VENTURE AGREEMENT

         This Agreement made the 7th day of May, 1996, by and between MSU (UK) LIMITED ("MSU"), an English corporation with a principal place of business at 526-528 Elder Gate, Central Milton Keynes MK9 1LR, England, and AMERICAN INTERACTIVE MEDIA, INC. ("AIMI"), a Nevada corporation with its principal place of business at 39 Union Street, Medford, New Jersey 08055 USA.

         1.      DEFINITIONS.

                 a. "Accessor" means an internet access and utilization device designed and developed by MSU to specifications of AIMI, as more particularly described in the Specification Sheet and Bill of Materials attached hereto as Exhibits "A" and "B", respectively.

                 b. "Accessor Chip" means the ISP/4 Internet Service Processor chipset used in the Accessor and any future generations, improvements to and variations of such chipset.

                 c. "Confidential Information" shall mean without limitation (i) all know how, experience, drawings, designs, circuit diagrams, computer programs and all other technical information; (ii) all copyright and rights in the nature of copyrights which MSU may now or subsequently become entitled to in respect of drawings or other documents or articles containing technical information; (iii) all improvements, modifications or adaptations to any part of the technical information relating to the Accessor, the Accessor Chip or Netbox which may from time to time come into the possession of AIMI, its employees, contractors, agents or licensees.

                 d. "Joint Venture Corp." means a corporation to be formed pursuant to this Agreement to carry on the business activities described in Section 4 below.

                 e. "Netbox" means any internet access and utilization device designed, developed, licensed or sold by MSU other than the Accessor.

                 f. "Products" means and includes the Accessor and all hardware, software, processes and technology now in existence and hereinafter developed and used or intended for use with the Accessor.

                 g. "Product Development Costs" mean direct costs incurred by MSU in developing the Accessor.

                 h. "Provider Commissions" mean fees or any other compensation of any kind paid to AIMI, MSU, any of their respective affiliates, directly or indirectly, by an Internet access provider, on a one time or periodic basis, in respect of Internet access provided to Accessor or Netbox customers through or utilising Joint Venture Corp. For the purpose hereof, the term "indirectly" in reference to the payment of Provider Commissions shall include compensation paid to AIMI, MSU or any of their respective affiliates, however characterized, by any Accessor or Netbox customer through or utilising Joint Venture Corp., reseller or licensee which is measured

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

by or attributable to such customer's, reseller's or licensee's receipt of, or right to receive, payments from an Internet access provider in respect of Internet access provided to any user of any Accessor or Netbox.

                 i. "Value Added Services" means hardware and software upgrades, enhancements, features and add-ons designed for or used by the installed base of Accessor and/or Netbox customers, as more specifically described on Exhibit "C" hereto.

         2.      GRANT OF LICENSES.

                 a. MSU hereby grants to AIMI the exclusive right to manufacture, sell and otherwise distribute the Accessor, and further agrees to provide to AIMI and grants to AIMI a nonexclusive right and license to use (i) all know how, experience, drawings, designs, circuit diagrams, computer programs and all other technical information, (ii) all copyright and rights in the nature of copyrights which MSU may now or subsequently become entitled to in respect of drawings or other documents or articles containing technical information, (iii) all improvements, modifications or adaptations to any part of the technical information relating to the Accessor and the Accessor Chip required for the manufacture and service of the Accessor, at no cost to AIMI except as expressly set forth herein, subject to the terms and conditions set forth in this Agreement.

                 b.       In consideration for the rights granted to it by MSU
herein, AIMI agrees to pay a Development Fee of $     *     to MSU as follows:

                          i.      $   *       presently being held in escrow by
MSU's attorneys shall be released from escrow and paid over to MSU upon the execution of this Agreement;

              *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION.

                          ii.     $     *     shall be paid on delivery to AIMI
of final Accessor hardware design and specifications reasonably satisfactory to AIMI ("production ready hardware"), which delivery the parties anticipate will occur on or before June 15, 1996; and

                          iii.    $      *   shall be paid on delivery to AIMI
of final Accessor software reasonably satisfactory to AIMI ("production ready software"), which delivery the parties anticipate will occur on or before June 30, 1996.

                 c. Failure by AIMI to make any of the payments due to MSU under the terms of Section 2(b) within seven days of due date for payment shall release MSU from any further obligations under this Agreement. This Agreement shall become unconditional only upon the receipt by MSU of the monies referred to in Section 2(b)(i) hereof.

                 d. Unless otherwise agreed, (i) the Development Fee will be used only to pay Product Development Costs, and (ii) all payments on account
of the Development Fee will be paid to MSU by wire transfer to     *        .

              *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                       SEPARATELY WITH THE COMMISSION.

*CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                 e. In further consideration of the rights to distribute and manufacture the Accessor granted herein, AIMI agrees to purchase its requirements of Accessor Chips from MSU during the term of this Agreement.

                 f.       MSU will     *   the Development Fee to AIMI by
allowing a     *     to AIMI of $    *     per Accessor Chip on the first
* Accessor Chips sold to AIMI or its licensee pursuant to Section 5(d) below.

*CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

         3. TERMS OF AGREEMENT. This Agreement shall expire on December 31, 2006, provided, however, that this
Agreement shall renew automatically as of December 31, 2006, and each subsequent December 31, without the necessity of any action by AIMI, MSU unless MSU or AIMI gives notice of termination of the Agreement within three (3) months prior to the scheduled termination date.

         4.      JOINT VENTURE CORPORATION.

                 a. Promptly following the execution of this Agreement by all parties, AIMI will form Joint Venture Corp. in the State of New Jersey using a corporate name to be mutually agreed by the parties, and will cause one thousand shares of Joint Venture Corp. common stock to be issued at par as
follows:   *  shares to AIMI and   *  shares to MSU Corporation.

*CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                 b. AIMI agrees that it will use its best efforts to have all Accessor customers obtain Value Added Services through Joint Venture Corp.

                 c. MSU agrees that it will use its best efforts to have all Netbox customers obtain Value Added Services from Joint Venture Corp.

                 d. MSU and AIMI each assigns to Joint Venture Corp. all of its right to receive or direct the payment of all Provider Commissions.

                 e. MSU will use its best efforts to provide to Joint Venture Corp. the technical support required by Joint Venture Corp. to develop and provide Value Added Services, and in particular software applications. Joint Venture Corp. shall reimburse to MSU costs that MSU incurs in developing software applications and any other Value Added Services for Joint Venture Corp.

                 f. AIMI will provide the management infrastructure for Joint Venture Corp., and will provide the financing for all organizational, administrative and pre-operating expenses, at its cost.

*CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                 g.       MSU shall have the right to increase its ownership of
Joint Venture Corp. from   * % to   *  % based upon performance criteria
relating to the level of revenues paid to Joint Venture Corp. by Netbox customers utilizing Value Added Services, as set forth on Exhibit "D" hereto. Except as set forth in Section 4(a) above, and in accordance with Exhibit "D" hereto, no shares of Joint Venture Corp. will be issued to any person or entity except with the written consent of AIMI and MSU.

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                       AND FILED SEPARATELY  WITH THE COMMISSION

         5.      MSU OBLIGATIONS.

                 a. MSU will produce and deliver to AIMI five (5) Accessor "beta" units on or before May 15, 1996, at a cost not to exceed US$750.00 per unit, to be paid by AIMI in advance in accordance with the provisions of Section 2(d) above. These units will be used by focus groups organized by AIMI to confirm the market for the Accessor and to test customer response to specific Accessor features. MSU will provide the services of Keith Goodyear, at MSU's cost except that AIMI shall be responsible for Mr. Goodyear's reasonable travel expenses, on a part-time basis, to work with AIMI representatives in servicing the focus group/test market installations.

                 b. MSU will complete the design and development of the Accessor on the following time scales:

                          i.      Delivery of production ready hardware by June
15, 1996; and

                          ii.     Delivery of production ready software by June
30, 1996.

MSU shall not be deemed to be in breach of its obligations arising under this
Section 5(b) by reason of any failure to meet a specified delivery date if such delay is the result of any change in the specifications of the Accessor made after the date of this Agreement.

                 c. MSU will liaise with Mitac and other potential manufacturers of the Accessor selected by AIMI, with a view toward, among other things, obtaining the lowest cost bill of materials for the Accessor. MSU will provide technical support and assistance as reasonably required by the manufacturer of the Accessor to initiate and maintain production, at MSU's cost, except that AIMI shall be responsible for reasonable travel expenses incurred by MSU employees.

                 d. During the term of this Agreement and any renewal hereof, MSU will sell or cause to be sold to AIMI or AIMI' s limited licensees pursuant to Section 7 below all of AIMI's requirements for Accessor Chips at a price not to exceed the lesser of (i) a price determined in accordance with
Exhibit "E" hereto, or (ii) *                                  .

                 *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION.

                 e. MSU undertakes and agrees to consult and cooperate with AIMI's technical and marketing personnel with a view to creating, developing and producing Products and Value Added Services: (i) that are feasible, given the state of Internet Access art; (ii) that will come to market on an agreed timetable so as to permit AIMI to develop marketing plans and strategies to introduce and distribute such Products and Value Added Services; and (iii) for which AIMI and MSU agree that a market exists at the cost and price criteria agreed upon by AIMI and MSU.

                 f. Notwithstanding anything to the contrary in Section 5(e) above, MSU shall have no obligation to develop any Product other than the Accessor in the absence of an agreement

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

acceptable to AIMI and MSU as to the specifications, pricing, timetable for availability to AIMI, and the manner in which MSU will recover its development costs, if any.

         6.      AIMI OBLIGATIONS.

                 a. During the term of this Agreement and any extensions thereof AIMI agrees to use reasonable efforts to distribute and/or otherwise to commercially exploit the Products. To that end, and to support the operations and infrastructure of Joint Venture Corp., as described below, AIMI will use
its best efforts to raise not less than $ *      of additional equity or long
term debt financing on or before June 30, 1996.

                 *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                       SEPARATELY WITH THE COMMISSION.

                 b. AIMI will design the Accessor packaging utilized in the focus group/test marketing program referred to in Section 5(a) above.

                 c. AIMI will select and contract with a manufacturer to produce the Accessor, and shall be solely responsible for all commercial and financial relationships with such manufacturer, except as otherwise expressly set forth herein.

                 d.       AIMI further agrees:

                          i.      not to use any name, trademark, trade name,
insignia or slogan owned or adopted by MSU in a manner which is not consistent with any reasonable guidelines and procedures adopted by MSU;

                          ii.     not to contest MSU's title to its patents,
trademarks, copyrights and registrations and not to take any action to the detriment of MSU's interest therein; and

                          iii.    not to use Confidential Information other
than for the purposes and uses contemplated by this Agreement;

                          iv.     not to disclose or authorize the disclosure
of Confidential Information to third parties, except that AIMI may disclose Confidential Information (A) to a sublicensee for the purpose of exercising its rights under a sublicense granted pursuant to Section 7 below, and only to the extent required for such purpose, (B) to such of its employees, agents, contractors and sublicensees as need to know the same for the purposes set out in this Agreement, (C) with the prior consent of MSU; provided that, in all cases, the individual or entity to whom such disclosure is made shall first enter into appropriate agreements pursuant to which such person or entity shall agree, on terms substantially the same as provided herein and which grant to MSU the right to enforce the same, to keep all such Information in confidence and to make no further disclosure or use of such Confidential Information.

                          v.      to enforce the obligations of confidentiality
imposed upon its employees, agents, contractors, and sublicensees in accordance with Section 6(d)(iv) above insofar as they relate to a disclosure of Confidential Information by such employees, agents, contractors or sublicensees;

                          vi.     to prevent the disclosure of Confidential
Information and the access of unauthorized persons to Confidential Information, and, to that end, to arrange proper and secure storage for Confidential Information in the form of documents, papers, computer disks, magnetic tapes or any other material, and take other reasonable precautions to prevent such unauthorized disclosure and access;

                          vii.    all subcontractors and licensees must be
approved by MSU prior to the disclosure of Confidential Information, which approval shall not be withheld unreasonably;

                          viii.   AIMI agrees that Confidential Information
should not be copied or reproduced by it without the express permission of MSU, which permission shall not be withheld unreasonably, except for such copies as may be reasonably required for purposes of this Agreement.

                 e. The restrictions and obligations imposed under Sections 6(i) to 6(viii) inclusive shall not apply to Confidential Information if the same:

                          i.      was in the public domain at the time it was
disclosed or thereafter shall fall into the public domain except through the default of AIMI, its employees, agents, contractors or licensees;

                          ii.     was known to and recorded by AIMI prior to
its disclosure to AIMI by MSU;


                          iii.    was disclosed after the express prior
authorization of MSU;

                          iv.     becomes known to AIMI from a source other
than MSU without breach of this Agreement by AIMI;

                          v.      was independently developed by AIMI without
the benefit of any of the Confidential Information by employees of AIMI who had no access to any of the Confidential Information; or

                          vi.     is disclosed six years from the time of
receipt hereof;

provided, however, if only a portion of the Confidential Information falls within any one of the exceptions under Section 6(d)(vi) above, the remainder shall continue to be subject to the prohibitions and restrictions of Sections 6(i) through 6(viii);

                 f. No license or conveyance of any rights to AIMI under any discoveries, inventions or patents or to use the Confidential Information other than for the purposes of this Agreement is granted or implied by the transmission of the Confidential Information to AIMI under this Agreement.

                 g. Notwithstanding anything contained elsewhere in this Agreement, the provisions of confidentiality shall survive termination or expiry of this Agreement.

                 h. AIMI shall introduce MSU to CompuServe, etc. for the purpose of discussing CompuServe's participation in the commercial exploitation of the Accessor, the Netbox and other Products, and shall use its best efforts to obtain a mutually satisfactory agreement for the payment of Provider Commissions by CompuServe.

         7.      LIMITED LICENSE TO MANUFACTURE.

                 a. AIMI shall have the right to initiate and carry on manufacture of the Accessor and any other Products at its own cost and expense, and shall be and in such event hereby is licensed and authorized, on a non-exclusive basis, to employ and use for that purpose, and, subject to the limitations hereof AIMI shall have the right to sublicense others to employ and use for that purpose, all patents, trademarks, copyrights and other technical and proprietary property, rights and information which MSU owns or has the right to use, including (i) all know how, experience, drawings, designs, circuit diagrams, computer programs and all other technical information, (ii) all copyright and rights in the nature of copyrights which MSU may now or subsequently become entitled to in respect of drawings or other documents or articles containing technical information, (iii) all improvements, modifications or adaptations to any part of the technical information relating to the Accessor and the Accessor Chip required for the manufacture and service of the Accessor.

                 b. MSU agrees to deliver to AIMI, upon AIMI's request, such written assignments, licenses and other similar documentation as may be required by AIMI to evidence its rights hereunder, including documents in form for recording in the U.S. Patent and Trademark Office.

         8.      GENERAL WARRANTIES OF MSU.

                 MSU represents and warrants to and agrees with AIMI as follows:

                 a. MSU is a corporation duly organized under the laws of England, and is in good standing, has the authority to enter into and perform this Agreement, and has taken all corporate action necessary, and obtained all approvals from third parties necessary, to execute and perform this Agreement.

                 b. MSU owns or has the exclusive right to use all patents and technical and other proprietary information needed to manufacture and sell the Products and to license AIMI to manufacture and sell the Products as contemplated hereby, and will indemnify and hold harmless AIMI from any loss or liability (including the cost of defense in any action claiming infringement) incurred by reason of a breach of this warranty.

         9.      GENERAL WARRANTIES OF AIMI.

                 AIMI represents and warrants to and agrees with MSU as follows:

                 a. AIMI is duly organized under the laws of Nevada and is in good standing, has the authority to enter into and perform this Agreement, and has taken all corporate action necessary, and obtained all approvals from third parties necessary, to execute and perform this Agreement.

                 b. AIMI is not a party to or subject to any agreement which would prevent or limit its full commercial exploitation of the Accessor.

         10.     RESOLUTION OF DISPUTES.

                 Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including without limitation a claim for declaratory relief, shall be settled by arbitration in New York City, New York, by an arbitrator selected by AIMI and MSU. If AIMI and MSU cannot agree on the appointment of an arbitrator within ten (10) days after a request for arbitration, then a panel of three arbitrators shall be selected in accordance with procedures established and implemented by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph 10. Each party shall bear its own costs of the arbitration unless the arbitrator or arbitration panel (hereinafter the "arbitrator") shall find that a party's position in the disputed matter was without substantial merit, in which case the prevailing party may be awarded recovery of its costs, including attorney's fees and expenses, expenses of expert witnesses and any and all other costs the arbitrator may award. Judgment upon any award rendered by the arbitrator may be entered in any court. Any award of the arbitrator may include interest at a rate or rates considered just under the circumstances by the arbitrator.

         11.     FORCE MAJEURE.

                 Neither party shall be liable to the other for any failure to perform or delay in performance of its obligations hereunder (other than an obligation to pay monies) caused by:

                 a.       act of God;

                 b. outbreak of hostilities, riots, civil disturbance, acts of terrorism;

                 c. the act of any Government or Authority (including revocation of any license or consent), fire, explosion, flood, fog or bad weather;

                 d.       default of suppliers or subcontractors;

                 e. theft, malicious damage, strike, lock out or industrial action of any kind;

                 f. any cause or circumstance whatsoever beyond its reasonable control.

         12.     NOTICES.

                 a. Any notice and any permission, consent, license, approval or other authorization to be served upon or given or communicated to one party hereto by the other (in this clause called a communication) should be in the form of a document in writing including a cable but not a facsimile.

                 b. All communication should be made to MSU at the following address:

                          526-528 Elder Gate
                          Elder House
                          Central Milton Keynes
                          MK9 1LR
                          England
                          For the attention of the Chairman;

and to AIMI at the following address:

                          39 Union Street
                          Medford
                          New Jersey 08055 USA
                          Attn: David R. Rahn, Executive Vice President

                 c. All communications shall be delivered by hand during all business hours or sent by cable, by Federal Express, DHL or other commercial courier service agreed to by the parties, or by registered post (where possible by Air Mail).

                 d. Communications shall have effect for the purposes of this Agreement and shall be deemed to have been received by the party to whom it was made:

                          i.      if delivery by hand upon receipt by the
relevant person for whose attention it should be addressed under Section 12(b) or upon receipt by any other person upon the premises at the relevant address who reasonably appears to be authorized to receive post or other messages on behalf of the relevant party; and

                          ii.     if by cable, on the earlier of (A)
forty-eight (48) hours after the text of the cable has been given to the relevant Telegraph Company or other authority for transmission, or (B) the time of actual delivery; and

                          iii.    if sent by registered post or commercial
courier, on the date of delivery set forth on the registration receipt provided by the relevant postal authority or commercial courier.

                 e. Either party may change the address information set forth in Section 12(b) above by notice to the other given in accordance with this Section 12, and upon the receipt of such notice, the information shall then be deemed to have been amended accordingly.

         13.     GENERAL CONDITIONS.

                 The following general conditions apply to this Agreement:

                 a. This Agreement is made between parties entirely independent from each other and, except as expressly set forth in Section 4 hereof, does not create or contemplate a partnership, agency or joint venture among them.

                 b. Each party acknowledges that no representation or statements have been made to it which would modify or tend to modify any of the provisions of this Agreement in any way. All understandings between the parties are contained in this Agreement which supersedes and terminates all sales agreements previously entered into by the parties pertaining to the Products or Shares.

                 c. This Agreement and AIMI' s rights hereunder are assignable in whole or in part by AIMI to any wholly-owned or majority-owned subsidiary of AIMI, and all rights shall inure to the benefit of and be binding upon the successors and assigns of AIMI, provided that:

                          i.      AIMI shall give MSU notice of any assignment
no later than thirty (30) days prior to the effective date thereof;

                          ii.     The exercise of rights arising under this
Agreement by any such Assignee shall be subject to limitations and other terms and conditions set forth herein; and

                          iii.    No such assignment shall relieve AIMI of any
indebtedness to MSU arising prior to the effective date of such assignment.

                 d. If any provision or part hereof or the application of such provision or part is held illegal or unenforceable under any of the laws of any jurisdiction, only such provision or part shall be ineffective without invalidating the remaining provisions or parts of the Agreement.

                 e. Failure of either party at any time to require performance of any provision of this Agreement shall not affect the right to require performance thereof at any time thereafter, and the waiver by either party of a breach of any such provision shall not constitute a waiver of any subsequent breach thereof, nor nullify the validity of such provision.

                 f. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Notwithstanding any evidentiary or substantive law to the contrary, copies (including telecopier facsimile copies) may be substituted for originals in any proceeding relating to this Agreement.

                 g. This Agreement shall be construed in accordance with the laws of the State of New York, including without limiting the generality of the foregoing, the Uniform Commercial Code as enacted in New York and amended from time to time. Any suit arising hereunder involving any aspect of the purchase or sale of Products or any right or claim arising under this Agreement may be brought in the courts of the State of New York having venue over such action or in the United States District Court for the Southern District of New York, and each of the parties consents to the personal jurisdiction of any such court over it in any such action and to service of process upon it in accordance with the rules of such court.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed this 7th day of May, 1996.

                             AMERICAN INTERACTIVE MEDIA, INC.

ATTEST:  DAVID N. RHAN       BY:   MICHAEL SALAMAN
       -------------------      ----------------------------------


                             MSU (UK) LIMITED

ATTEST:  P.B. WEBER          BY:   W.D. SNOWDON
       -------------------      ----------------------------------

                                  EXHIBIT "A"
                            ACCESSOR SPECIFICATIONS


HARDWARE

Modem Chipset inc. AFE&DAA/14,400 bps

Internet Service Processor / ISP4

CPU / 1376-PX

DRAM / ZX256X16

ROM / ZX256X16

PAL / NTSC Encoder

PCB / Misc

PSU / external

Mechanical Housing

Remote control / Keyboard handset

SOFTWARE

HTML3 World Wide Web Browser

P0P3 E-Mail Client or Service Provider E-Mail Client

Generic Printer Driver

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

                                 EXHIBIT "B"

                          ACCESSOR BILL OF MATERIALS


DESCRIPTION                                                                PRICE US$
-------------------------------------------------------------------------------------
Modem chipset inc. AFE&DAA                                                  $ *

Internet Service Processor                                                    *

CPU 1376-PX                                                                   *

DRAM 2X256X16                                                                 *

ROM 2X2256X16       CONFIDENTIAL PORTION HAS BEEN OMITTED                     *
                    AND FILED SEPARATELY WITH THE COMMISSION
PAL / NTSC Encoder                                                            *

PCB / Misc.                                                                   *

PSU - external                                                                *

Mechanical Housing                                                            *

Remote control / Keyboard handset                                             *

All Software                                                                  *

               TOTAL                                                        $ *

                                  EXHIBIT "C"
                              VALUE ADDED SERVICES


              Joint Venture Corp. will be established to provide the following Value Added Services to the Accessor and NetBox (Non-Accessor) users:


              *      Software Enhancements/Applets
              *      Content for Products and Service
              *      Customer Service

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

                                 EXHIBIT 'D'
                 PERFORMANCE CRITERIA - VALUE ADDED SERVICES

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                         SEPARATELY WITH THE COMMISSION

              MSU shall have the right to increase its ownership
              of Joint Venture Corp. from     * % to   * % based
              upon bringing NetBox customers to Joint Venture Corp. solely through MSU's Non- Accessor licensee relationships. The performance criteria relates to the level of revenues paid to Joint Venture Corp. by Netbox customers utilizing Joint Venture Corp.'s Value Added Services as follows:



               Net Revenues Generated
               From Non-Accessor
               Customers Brought To                                     Ownership
               Joint Venture Corp. by MSU                               Percentage
-----------------------------------------                               ----------
               Less than $  *         *CONFIDENTIAL PORTION HAS            * %
               $  *   - $  *          BEEN OMITTED AND FILED               * %
               $  *   - $  *          SEPARATELY WITH THE                  * %
               $  *  +                COMMISSION                           * %

"Net Revenues shall be defined as revenues the Joint Venture Corp. receives from providing Value Added Services to Non- Accessor customers less costs incurred by Joint Venture Corp. in developing these Value Added Services.

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

                                  EXHIBIT "E"
                       INTERNET SERVICE PROCESSOR / ISP4


                                                                            Price (US$ Per Chip
# ISP Chips Ordered                                                         Before $ *             )
-------------------                                                         ------------------------
Less than   *                                                               $  *

 *  -  *                                                                    $  *

 *  -   *                   *CONFIDENTIAL PORTION HAS BEEN                  $  *
                            OMITTED AND FILED SEPARATELY WITH
 *  -   *                   THE COMMISSION                                  $  *

 * +                                                                        $  *

This relates to Paragraph 5(d)

                                 EXHIBIT "F"
                            PROJECTED CHIP DEMAND
                 SEPTEMBER 1, 1996 THROUGH DECEMBER 31, 1998


                                      PROJECTED # OF
PERIOD                                CHIPS ORDERED BY AIMI
------                                ---------------------
Sept. '96 - Dec. '96                        11,000
Q1 '97                                      15,000
Q2 '97                                      15,000
Q3 '97                                      30,000
Q4 '97                                      60,000
Q1 '98                                      30,000
Q2 '98                                      45,000
Q3 '98                                      45,000
Q4 '98                                      90,000


These projections assume the initial delivery of Accessor units in September, 1996, and shall in no circumstance, commit AIMI to the ordering of these quantities.

On a quarterly basis, AIMI will supply MSU with a recalculated projection of its ordering quantities for chips in the following six month period.